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                                  EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 29, 1999 on the December 31, 1998 consolidated financial statements of Franklin Financial Services Corporation in this Form 10-K, into the Corporation's previously filed Registration Statements; File No. 2-92212, No. 2-98880, No. 33-36509, No. 33-64294, No. 33-82420, and No.
333-82675. It should be noted that we have not audited any financial statements of Franklin Financial Services Corporation subsequent to December 31, 1998 or performed any procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP
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Lancaster, PA
March 23, 2000